Exhibit 10.1

AMENDMENT TO STOCK OPTION GRANT AGREEMENTS

This Amendment to Stock Option Grant Agreements (this “Amendment”) is dated as of [•], 2015, by and between Wright Medical Group, Inc., a Delaware corporation (the “Company”), and [•] (the “Director”).

A. The Company and the Director are parties to certain Stock Option Grant Agreements evidencing non-statutory stock options (collectively, the “Options”) to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), granted by the Company to the Director under the Wright Medical Group, Inc. 2009 Equity Incentive Plan, as amended (the “2009 Plan”) [and the Wright Medical Group, Inc. 1999 Equity Incentive Plan, as amended (the “1999 Plan”),] and as described in more detail on Exhibit A attached hereto (collectively, the “Option Agreements”).

B. In connection with the anticipated merger (the “Merger”) between Tornier N.V. (“Tornier”) and the Company, the Company and the Director desire to amend the Option Agreements pursuant to the terms of this Amendment to extend the post-termination exercise period of such Options from 90 days until the respective expiration dates of the Options effective immediately prior to the effective time of the Merger (the “Effective Time”) and contingent upon completion of the Merger.

Based on the foregoing and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Director hereby amend the Option Agreements as follows:

1. Capitalized Terms. All capitalized terms used in this Amendment and not otherwise defined shall have the meaning ascribed to them in the Option Agreements.

2. Effective Date. This Amendment shall be effective immediately prior to the Effective Time of the Merger and contingent upon completion of the Merger (the “Effective Date”).

3. Amendment to Section 5(d). Effective as of the Effective Date, Section 5(d) of each of the Option Agreements representing Options granted under the 2009 Plan is hereby amended and restated in its entirety to read as follows:

“5. Loss of Status.

(d) If, prior to the Expiration Date, Grantee ceases to serve as a Director for a reason other than specified in Section 5(a) or 5(b) and Director ceases to be an Eligible Person, the Options shall expire on the earlier of the Expiration Date or the date that is ninety days after the date upon which Grantee ceased to serve as a Director or to be an Eligible Person. In such event, the Options shall remain exercisable by Grantee until expiration only to the extent the Options were exercisable at the time that Grantee ceased to be an Eligible Person. Notwithstanding the foregoing, upon completion of that certain merger between Tornier N.V. and the Company, if prior to the Expiration Date, Grantee ceases to serve as a Director or to be an Eligible Person, the Options shall expire on the Expiration Date.”

[4. Amendment to Section 4(a). Effective as of the Effective Date, Section 4(a) of each of the Option Agreements representing Options granted under the 1999 Plan is hereby amended and restated in its entirety to read as follows:

“4. Cessation of Service as Director.

(a) Resignation. If, prior to the Expiration Date, the Participant resigns from his or her position as a Director, then subject to Section 4(e)(ii), (i) the Options shall expire on the earlier of the Expiration Date or the date that is ninety (90) days after the effective date of the Participant’s resignation; (ii) the Options that are unexercisable on the effective date of the Participant’s resignation shall cease to vest and become exercisable; and (iii) the Options that are exercisable on the effective date of the Participant’s resignation shall be exercisable until the Options expire. Notwithstanding the foregoing, upon completion of that certain merger between Tornier N.V. and the Company, if prior to the Expiration Date, the Participant ceases to serve as a Director, the Options shall expire on the Expiration Date.”]

5. No Other Changes. Except as specifically set forth in Section 3 [and Section 4] of this Amendment, the Option Agreements shall remain unchanged and shall continue in full force and effect.

The undersigned officer has duly executed this Amendment on behalf of the Company and the Director has duly executed this Amendment.

WRIGHT MEDICAL GROUP, INC.

By
Name: Robert J. Palmisano
Its: President and Chief Executive Officer

DIRECTOR

[Name of Director]

Exhibit 10.1

EXHIBIT A

Grant Date	Number of Underlying Shares of Wright Common Stock	Current Exercise Price	Expiration Date